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                                                                   Exhibit 10.11


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                               RESELLER AGREEMENT

                                   WITNESSETH:

      WHEREAS, pursuant to that certain End User License Agreement between PSW and RESELLER dated 11-4-96 RESELLER desires the right to resell portions of the Deliverables and PSW Object Library to other parties.

      WHEREAS, PSW is willing and able to grant such rights and licenses on the terms and conditions set forth herein;

                                    Section 1

                               DEFINITION OF TERMS

      The definition of terms set forth in this Section 1 shall apply in this Agreement (in addition to terms expressly defined elsewhere herein) including any and all exhibits, addenda, and amendments made to or incorporated herein now or in the future.

      1.1 "Deliverables." Any and all tangible products delivered by PSW for RESELLER under this Agreement, including all object diagrams, functional specifications, prototypes, reports, conversion tools, class libraries, the "source" code and object code, and all necessary Documentation therefor and further including enhancements, modifications, and corrections made to the Deliverables by PSW pursuant to support, trainng, and maintenance services provided to RESELLER by PSW.

      1.2 "Documentation." All textual material relating to the Deliverables, Including flow charts, operating instructions, and related technical information. Documentation shall include user manuals, help text, training materials, and sample source code used for training and documentation purposes.

      1.3 "Genova." The name of PSW's family of software and methodology assets for custom business system development.

      1.4 "Genova Methodology." PSW's family of software and methodology assets for custom business systems using object oriented software technology. This approach includes definition of phases,
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            phase entry & exit criteria, deliverables, activities, templates tips & techniques.

      1.5 "Genova On-Line." The reference document which specifies PSW's software development methodology available in formats that can be viewed by computers.

      1.6 "Genova Academy." The classes taught by PSW to train software developers and other project personnel in Genova.

      1.7 "Genova Courseware." The documents, presentations, exercises, and other tangible assets which comprise the materials used to teach the Genova Academy classes.

      1.8 "Genova Systems Library." Those Deliverables in Schedule 1 that are specified to be part of the PSW Systems Library.

      1.9 "Genova Business Library." Those Deliverables in Schedule 1 that are specified to be part of the PSW Business Library.

      1.10 "Genova Object Library." The combination of the PSW Systems Library and the PSW Object Library.

      1.11 "Genova Enhancements." Changes, corrections, modifications, or additions, including all new releases and applications, made by PSW to the PSW Object Library and related Documentation.

      1.12 "RESELLER Enhancements." Changes, corrections, modifications, or additions, including all new releases and applications, made by RESELLER to the PSW Object Library and related Documentation.

      1.13 "Computer Business." The Computer Business shall be defined to include the research, development, production, marketing, selling, distribution, or leasing of computer hardware, computer hardware peripherals, integrated document management systems or cameras, or the performance of development, consulting, training, or maintenance services relating to computer hardware, computer hardware peripherals, integrated document management systems, or cameras.

      1.14 "PSW Licensors". Other parties who have licensed portions of the Deliverables to PSW under separate agreements.

      1.15 "Customer." Any end user customers to whom RESELLER directly markets and sells the Product and who sign an End User License Agreement as minimally defined in Schedule B.

      1.16 "Product." Any deliverables licensed by PSW that Includes the Object 21 Library, CCSI Enhancements, PSW Enhancements, Documentation, or other Deliverables. "Product" may include one or more separately priced PSW offerings.
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      1.17  "End User License Agreement." The license agreement signed by and end user customer of the reseller as minimally specified in Schedule B.

                                    Section 2

      GRANT AND SCOPE OF RIGHTS FROM PSW TO RESELLER

      2.1 Scope of Rights Granted. PSW hereby grants to RESELLER, and RESELLER, hereby accepts, a nontransferable, non exclusive right to distribute the Deliverables to Customers.

      2.2 Rights Restrictions. RESELLER is not authorized to distribute or sub-license the PSW Business Library or PSW Enhancements to any patty currently in or planning to enter the computer Business as defined in Section 1.

      2.3 End User License Agreement. Any distribution of the Product by RESELLER shall be pursuant to the terms and conditions of the End User License Agreement in the form attached hereto as Schedule B. The terms and conditions of such End User License shall serve as the minimum documentation distributed by RESELLER defining each Customer's rights and obligations regarding the Product and RESELLER agrees to provide in a conspicuous mnnner one copy of the End User License with each Product. Although RESELLER shall not be liable to PSW for any Customers failure to comply with the terms and conditions of the End User License agreement, RESELLER agrees to report to PSW any known or suspected violation(s) of the Customer license agreement and to reasonably cooperate with PSW in any enforcement actions taken by PSW.

                                    Section 3

                                    OWNERSHIP

      3.1 Continuing Rights. PSW and PsW Licensors shall retain full ownership of and full rights to continue to use and market the Deliverables and the PSW Enhancements and all rights, title and interest in and to all copyrights, patent rights or trade secret rights associated with the Deliverables and the PSW Enhancements.

      3.2 Copyrights. RESELLER shall not remove any existing copyright or other proprietary rights notices from the PSW Object Library, PSW Enhancements, or the Deliverables.
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                                    Section 4

                                      TERM

      4.1 Basic Term. This agreement shall be effective on the date first above written and shall remain in force without term.

      4.2 Loss of Rights by PSW. In the event that PSW shall lose any of its sub-licenses or rights due to breach, bankruptcy, insolvency, or any other event, the rights and obligations in this agreement shall continue until the termination date.

                                    Section 5

                            CONFIDENTIAL INFORMATION

Treatment of Confidential Information as defined in the End User License agreement shall apply to this Agreement as well.

                                    Section 6

                         REPRESENTATIONS AND WARRANTIES

RESELLER acknowledges and agrees that any representations and warranties regarding the Deliverables are provided by PSW and that its sole remedy for breach hereunder shall be against PSW and not against the PSW Licensors. THE PSW UCENSORS EXPRESSLY DISCLAIM ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE DELIVERABLES OR THE RESULTS OBTAINED FROM USING THE SAME, INCLUDING ANDY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTIBULAR PURPOSE.

                                    Section 7

                             LIMITATION OF LIABILITY

UNDER NO CIRCUMSTANCES SHALL PSW OR THE PSW LICENSORS BE LIABLE FOR SPECIAL, EXEMPLARY, INCIDENTAL AND/OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LEGAL FEES, LOSS OF PROFITS, LOSS OR INACCURACY OF SATA, OR LOSS RESULTING FROM BUSINESS DISRUPTION, EVEN IF PSW OR THE PSW LICENSORS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
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                                    Section 8

                             THIRD-PARTY BENEFICIARY

RESELLER acknowledges that the Deliverables and Confidential Information include that of the PSW Licensors and that the PSW Licensors are third-party beneficiaries of this Agreement with all the rights of PSW to enforce the obligations of this Agreement against RESELLER.

                                    Section 9

                        U.S. GOVERNMENT RISTRICTED RIGHTS

If this license is acquired under a U.S. Government contact, use, duplication or disclosure by the U.S. Government is subject to restrictions as set forth In DFARS 252.227-701(c)(ii) for Department of Defense contracts and as set forth in FAR 52.227-19(a)-(d) for civilian agency contracts. PSW and the PSW Licensors reserve all unpublished rights under the United Stares copyright laws.

                                   Section 10

                                     GENERAL

      10.1 Entire Agreement. The provisions herein constitute the entire agreement between the parties with respect to the licensing of the subject matter hereof and supersede all prior agreements, oral or written, and all other communications relating to the licensing of the subject matter hereof. No amendment or modification of any provision of this Agreement will be effective unless set forth in a document that purports to amend this Agreement and is executed by both parties.

      10.2 Assignment. LICENSEE shall not sell, transfer, assign, or subcontract any right or obligation hereunder except as expressly provided herein with out the prior written consent of PSW. Any act in derogation of the foregoing shall be null and void. PSW may assign this Agreement to another party.

      10.3 Force Majeure. Except for failures to make any payment when due, neither patty shall be hold liable for failure to fulfill its obligations hereunder if such failure is due to a natural calamity, act of government, or similar cause beyond the control of such party.
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      10.4  Governing Law. The validity, construction, and performance of this
            Agreement shall be governed by the laws of the State of Texas.

      10.5 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of the Agreement will remain in full force and effect.

      10.6 Compliance with Laws and Regulations. PSW and LICENSEE shall comply with all laws, rules, and regulations of competent public authorities relating to the duties, obligations, and performance under this Agreement and shall procure all licenses and pay all fees and other charges required thereby.

      10.7 Notices. Any notices required or permitted to be made or given by either party hereto pursuant to this Agreement will be deemed sufficiently made or given of the fifth day after the date of mailing if sent to such party by certified mail, postage prepaid, addressed as set forth below or to such other address as a party shall designate by written notice given to the other party. Contact and addresses for notices are Specified In Schedule C.

      10.8 Waiver. A failure of either parry to exercise any right provided for herein shall not be deemed a waiver of any right under this Agreement.

      10.9 Right Outside of Agreement. Nothing contained In this Agreement shall be construed as limiting rights that the parties may enjoy outside the scope of the licenses granted and the obligations and restrictions set forth or treated herein.

                                   Section 11

                          ROYALTY PAYMENTS AND REPORTS

      11.1 Royalty Reports. RESELLER shall furnish to PSW a royalty report including (a) the number of Products shipped during such calendar quarter, (b) which Object 21 Library Deliverables, PSW Enhancements, and RESELLER Enhancements are incorporated within or used in the development of the Product; and (c) and any and all other information necessary for the determination of royalties under this agreement.

      11.2 Royalty Records. RESELLER shall keep or cause to be kept full and accurate accounts and records of all transactions made by it under this agreement in form such that all amounts owing hereunder to PSW may be readily and accurately determined. RESELLER shall use commercially reasonable efforts to assure that it is (a) accurately reporting to PSW all transactions with Customers and (b) otherwise complying with the Agreement.
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      11.3  Royalty Base Confirmation. RESELLER shall, upon written request once each calendar year, provide access to records with respect to the licenses granted under this Agreement, during normal business hours, to an independent accounting organization chosen and compensated by PSW for the purposes of a confirming audit with respect to royalty payments. RESELLER shall promptly make any payments due as a result of the audit, and RESELLER shall reimburse PSW for the costs of such audit pursuant to Section 11.2 is understated by more than five percent (5%).

      IN WITNESS THEREOF, the parties have caused this Agreement to be signed below by their duly authorized representatives and to be effective as of the later date written below:


      PSW Technologies                             RESELLER

      By: /s/ Pat Motola                           By: [Illegible]
         --------------------------                   -------------------------
      Title: CFO, VP of Operations                 Title: President

      Date: 12-10-96                               Date: 11-4-96

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